CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement (File No. 333-26427) on Form S-4.



Arthur Andersen LLP


Baltimore, Maryland,
   July 8, 1997